CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of the Vanguard Montgomery Funds of our report dated October 10, 2007, relating to the financial statements of Vanguard Market Neutral Fund which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.





PricewaterhouseCoopers LLP
Philadelphia, PA
October 11, 2007